Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Super Group (SGHC) Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Previously Paid	Equity	Ordinary Shares	457	(c)	11,000,000	(1)(4)	$11.50	(5)	$126,500,000	.0000927	$11,726.55
Previously Paid	Equity	Warrants	457	(i)	11,000,000	(2)(4)	—		—	—	—	(7)
Previously Paid	Equity	Ordinary Shares	457	(c)	470,074,588	(3)(4)	$8.33	(6)	$3,915,721,319	.0000927	$362,987.37
Total Offering Amounts									$4,042,221,319		$374,713.92

Total Fees Previously Paid											$374,713.92

Total Fee Offsets											$—

Net Fee Due											$0

(1)	Represents 11,000,000 ordinary shares issuable upon the exercise of private placement warrants at an exercise price of $11.50 per ordinary share.
(2)	Represents 11,000,000 private placement warrants (as defined below) registered for resale by the selling securityholders identified in this prospectus.
(3)

Represents 470,074,588 ordinary shares registered for resale by the selling securityholders identified in this prospectus, issued to certain securityholders in connection with the Business Combination (as defined below), which includes the 11,000,000 ordinary shares issuable upon exercise of the private placement warrants described in footnote (2).

(4)

Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended, may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the securities to be offered by the selling securityholders.

(5)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the price at which the private placement warrants may be exercised.

(6)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Registrant’s ordinary shares as reported on the New York Stock Exchange on March 16, 2022, which date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission.

(7)

In accordance with Rule 457(i), the entire registration fee for the private placement warrants is allocated to the ordinary shares underlying the private placement warrants, and no separate fee is payable for the private placement warrants.